UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 16, 2016

Novelion Therapeutics Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On December 16, 2016, Novelion Therapeutics Inc. (the “Company”) issued a press release announcing that the 1-for-5 share consolidation (the “Share Consolidation”) of its common shares (“Common Shares”), previously announced on December 5, 2016, took effect at 5:00 p.m. eastern time on December 16, 2016.  At the effective time of the Share Consolidation, each Common Share issued and outstanding immediately before the effective time of the Share Consolidation was automatically converted into one-fifth of one Common Share.  The Share Consolidation affected all shareholders uniformly and did not affect any shareholder’s percentage ownership interest in the Company or proportionate voting power, except for minor changes and adjustments resulting from the treatment of fractional shares. No fractional shares were issued in connection with the Share Consolidation. Any fractional shares that would otherwise have been issued were rounded down to the nearest whole share without any reimbursement or payment associated therewith.  Immediately following the effective time of the Share Consolidation, Novelion is expected to have approximately 18,530,700 Common Shares issued and outstanding.  Common Shares will begin trading on a Share Consolidation-adjusted basis on the NASDAQ Global Select Market at the opening of trading on December 19, 2016, and on the Toronto Stock Exchange at the opening of trading on or about December 21, 2016. In addition, as a result of the Share Consolidation, the Company announced an adjustment to the conversion rate of the 2.00% Convertible Senior Notes (the “Convertible Notes”) due 2019 of Aegerion Pharmaceuticals, Inc., an indirect wholly-owned subsidiary of the Company, to reflect a conversion rate of 4.9817 Common Shares per $1,000 principal amount of Convertible Notes.

A copy of the press release announcing the effectiveness of the Share Consolidation and the adjustment to the conversion rate of the Convertible Notes is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.  A specimen common share certificate reflecting the Share Consolidation is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Specimen Common Share Certificate of the Company.
99.1	Press Release, dated December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novelion Therapeutics Inc.

	By:	/s/ Benjamin Harshbarger
	Name:	Benjamin Harshbarger
	Title:	General Counsel and Secretary

Date: December 16, 2016

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen Common Share Certificate of the Company.
99.1	Press Release, dated December 16, 2016.